Exhibit 99.1

February 15th, 2017

To GigPeak, Inc.’s Valued Customers:

On February 13, 2017, Integrated Device Technology, Inc. (“IDT”) announced that it has entered into a definitive agreement to acquire one-hundred percent of the shares of GigPeak, Inc. (“GigPeak”). Under the terms of the agreement, IDT will commence a tender offer to acquire all of the issued and outstanding common stock of GigPeak.  The tender offer is anticipated to close during the second calendar quarter of 2017.

Until the contemplated transaction is closed, GigPeak will continue to conduct business as usual. Upon close of the transaction, IDT looks forward to continuing the success of GigPeak’s product lines.

Should you have any questions in the meantime, please contact Dr. Raluca Dinu, Chief Operating Officer, GigPeak, Inc., at 408-522-3117, or rdinu@gigpeak.com; or Sean Fan, Vice President and General Manager, Computing and Communications Division, Integrated Device Technology, Inc., at (408) 360-5609, or sean.fan@idt.com.

Sincerely,

GigPeak, Inc.		Integrated Device Technology, Inc.

By:	/s/ Raluca Dinu	By:	/s/ Sean Fan
Raluca Dinu		Sean Fan
Chief Operating Officer		Vice President and General Manager Computing and Communications Division

Integrated Device Technology, Inc. 6024 Silver Creek Valley Road, San Jose, CA 95138 Tel:  (408) 284-8200